EXHIBIT 20.1

Collegiate Funding Services Education Loan Trust 2005-A

Statement to Note Holders

As of and for the period ended: 3/31/05

Pursuant to section 4.15(c) of the Trust Indenture, the following is provided to the trustee by the issuer. The information shown below has not been independently verified, however it is believed to be accurate to the best of the issuer’s knowledge.

(i)	The amount of principal payments made with respect to each class of Notes during March, 2005;

Class	Principal Paid
A-1	$0.00
A-2	$0.00
A-3	$0.00
A-4	$0.00
B	$0.00

(ii)	The amount of interest payments made with respect to each class of Notes during March, 2005;

Class	Interest Paid
A-1	$0.00
A-2	$0.00
A-3	$0.00
A-4	$0.00
B	$0.00

(iii)	The aggregate principal balance of the Financed Eligible Loans as of the close of business on March 31, 2005;

Principal Balance of Financed Eligible Loans	$1,298,937,672.67

(iv)	The aggregate outstanding principal amount of each class of Notes;

Class	Principal Outstanding
A-1	$330,000,000.00
A-2	$422,000,000.00
A-3	$310,000,000.00
A-4	$282,000,000.00
B	$56,000,000.00

Total	$1,400,000,000.00

(v)	The interest rate for each class of Notes at March 31, 2005 and the next Distribution Date for each class;

Class	Interest Rate	Next Distribution Date
A-1	2.91719%	06/28/05
A-2	2.98719%	06/28/05
A-3	3.02719%	06/28/05
A-4	3.09719%	06/28/05
B	3.19719%	06/28/05

(vi)	The number and principal amount of Financed Eligible Loans that are delinquent or for which claims have been filed with a Guarantee Agency;

Delinquencies	Number of Loans	Principal Outstanding	% of Total Principal Outstanding
31-60 Days	2,662	$49,389,150.15	3.80%
61-90 Days	1,522	26,490,551.04	2.04%
91-120 Days	293	5,178,109.66	0.40%
Claims Pending	62	1,301,517.01	0.10%
Claims Filed	8	124,828.61	0.01%

(vii)	The total value of the Trust and outstanding principal amount of the Notes as of the close of business on March 31, 2005;

Assets
Cash & Cash Equivalents	$52,106,396.00
Student Loan Receivables	$1,298,937,672.67
Reserves	$6,704,429.00
Accrued Interest Receivable	$8,680,930.00
Other Assets	$6,107,496.47

Total Assets	$1,372,536,924.14

Liabilities

Notes Payable
Class A-1	$330,000,000.00
Class A-2	$422,000,000.00
Class A-3	$310,000,000.00
Class A-4	$282,000,000.00
Class B	$56,000,000.00

Total Notes Outstanding	$1,400,000,000.00

Other Liabilities	$7,074,558.00